As filed with the Securities and Exchange Commission on July 10, 2000.
                        Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                         ______________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ______________________________

                            IR OPERATING CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                             11-2165149
      (State or Other Jurisdiction of                      (I.R.S. Employer
       Incorporation or Organization)                       Identification No.)

                                 112 Main Street
                                Webster, MA 01570
                                 (888) 444-4762

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             1999 Stock Option Plan
                              (Full Title of Plan)
                         ______________________________

                Murray Fox, President and Chief Executive Officer
                                 112 Main Street
                                Webster, MA 01570
                                 (888) 444-4762

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ______________________________

                                   Copies to:
                              James W. Lucas, Esq.
                           Law Offices of Oscar Folger
                                521 Fifth Avenue
                            New York, New York 10175
                                 (212) 697-6464

                         CALCULATION OF REGISTRATION FEE

================================================================================

                           Proposed         Proposed    Proposed
                           Maximum          Maximum     Maximum
Title of                   Amount           Offering    Aggregate   Amount of
Securities to              to be            Price Per   Offering    Registration
be Registered(1)           Registered       Share(2)    Price(2)    Fee
--------------------------------------------------------------------------------

Common Stock,
$.001 par value             3,000,000        $0.50       $1,500,000   $396.00

(1) This registration statement covers shares of common stock of IR Operating Corporation that may be offered or sold pursuant to the IR Operating Corporation Stock Option Plan described herein. This registration statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated pursuant to Rules 457(c) and (h), based upon the average of the reported bid and ask sales prices for the common stock on July 7, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended and the Introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, including any amendments thereto, which have been or shall be filed by IR Operating Corporation with the Securities and Exchange Commission are incorporated herein by reference and shall be deemed to be a part hereof from the date of filing such documents.

(a) Our Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Commission on March 28, 2000;

(b) Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed with the Commission on May 11, 2000 and amended on Form 10-QSB/A on May 15, 2000; and

(c) A description of IR Operating Corporation' s common stock contained in the Registration Statement on Form 10-SB, filed August 26, 1999 and amendments on Forms 10-SB/A on June 8 and June 20, 2000.

     All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement. Each document incorporated by reference into this registration statement shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this registration statement or by any document that constitutes part of the prospectus relating to the IR Operating Corporation Stock Option Plan that meets the requirements of Section 10(a) of the Securities Act.

Item 4.  Description of Securities.

     Our common stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Officers and Directors.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides (1) that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; (2) that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; (3) that indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and (4) that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, article seventh of our certificate of incorporation, as amended, provides that none of our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to IR Operating Corporation or our stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
(3) under Section 174; or (4) for any transaction from which the director derived an improper personal benefit. We shall, to the fullest extent permitted by Section 145, as amended from time to time, indemnify all persons whom we may indemnify pursuant thereto.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

4.1 IR Operating Corporation 1999 Stock Option Plan (incorporated by reference from Exhibit 10(iii) to Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Commission on March 28,
         2000)

5.1 Opinion of Oscar D. Folger as to the legality of the securities being registered

23.1     Consent of Oscar D. Folger (included in Exhibit 5.1)

23.2     Consent of Holtz Rubenstein & Co., LLP

24.1 Power of Attorney (included on the signature page of this registration statement).

Item 9.  Undertakings

(a)      IR Operating Corporation hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by IR Operating Corporation pursuant to
               Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)   To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) IR Operating Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of IR Operating Corporation pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of IR Operating Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, IR Operating Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Webster, State of Massachusetts, on July 7, 2000.

                              IR Operating Corporation

                              By:/s/ Murray Fox
                              ----------------------------------------
                              Murray Fox, President and  Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Murray Fox and David C. Katz, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Capacity                            Date
----------------------------------------------------------------------------

/s/ Murray Fox             President and Director              July 7, 2000
--------------
    Murray Fox

/s/ Anthony Conte          Vice President and Director         July 7, 2000
-----------------
    Anthony Conte

/s/ David C. Katz          Secretary and Director              July 7, 2000
-----------------
    David C. Katz